UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On December 24, 2014, MeetMe, Inc. (the “Company”) entered into an Advertising Agreement with Beanstock Media, Inc. (“Beanstock”) (the “Agreement”). The Agreement is dated as of December 23, 2014 and its term runs through December 31, 2015, unless earlier terminated.

Pursuant to the Agreement, Beanstock has the right and obligation to fill substantially all of the Company’s advertising inventory on its MeetMe mobile app for iOS and Android, as well as the meetme.com website when accessed using a mobile device and as optimized for mobile devices (collectively, the “App”). The Agreement does not apply to interstitially placed advertisements, advertisements on versions of the App specific to the iPad and other Apple tablet devices, other mobile apps or virtual currency features on the App, including without limitation offer wall features and the Company’s Social Theater business.

The Agreement contemplates that the Company will begin placing ad calls (not including prior test calls) with Beanstock on or about March 1, 2015 (the “Effective Date”).

The Company may, on a basis substantially consistent with its advertising display logic (as set forth in the Agreement) (“Ad Logic”), (i) add additional sections or features to the App and provision them with ads, and (ii) change the locations and sizes of particular ad placements within the App; in any such case, all resulting ad placements will be subject to the Agreement. In addition, if the Company wishes to increase the number, type, frequency or scope of placements in the Ad Logic, it must first notify Beanstock and upon Beanstock’s written consent, such additional inventory will be added to the Ad Logic. If Beanstock withholds or denies said consent, then the additional inventory will remain outside of the scope of the Agreement and the Company may fill it otherwise.

Beanstock must pay for all ad requests that the Company delivers, whether or not Beanstock fills them. Beanstock will pay specified CPM rates depending on the type of ad; provided, however, that if more than a stated percentage of impressions originates outside of the United States and Canada, then Beanstock will pay the Company a percentage of Beanstock’s gross revenue relating to such international ad impressions in excess of that percentage.

Beanstock will remit payments due to the Company within thirty days following the last day of each calendar month for that month regardless of advertiser campaign duration; provided, however, that if the balance owing under the Agreement exceeds a stated amount, then the Company may request Beanstock to accelerate payments so that the balance does not at any point exceed that amount, and Beanstock must do so within ten days and for so long as necessary to keep said balance under that amount. Beanstock assumes all risk in regards to collection of all applicable advertiser fees with respect to all of the advertising inventory and may not delay payment to the Company as a result of non-collection or delay of payment of fees by advertisers. Beanstock may not withhold or offset amounts owing the Agreement for any reason.

The Company will determine the number of ad calls that it places under the Agreement. If Beanstock determines that number to be less than 90% of the Company’s number for any particular month and the parties cannot resolve the discrepancy, then the ad call number for that month will be 90% of the number that the Company originally determined.

Beanstock will comply with the Company’s advertising editorial guidelines as in effect from time to time.

The Company may terminate the Agreement upon written notice (i) from the date thereof to the sixtieth day after the Effective Date, or (ii) if, in the Company’s sole discretion, the placement or running of ads on the App causes a diminution in user experience, including without limitation with respect to the crash rate.

In addition, the Agreement may be terminated upon written notice by (A) either party if the other party (i) is in material breach of its obligations and that party fails to cure said breach within ten days after receipt of written notice thereof from the non-breaching party, or (ii) files a petition for bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors, or a receiver is appointed for such other party or its business, or (B) the Company if Beanstock fails to pay any amount hereunder when due (any of the events in this sentence, “Cause”). If the Company terminates the Agreement for Cause or Beanstock terminates it wrongfully, then Beanstock must pay the Company a stated amount as liquidated damages.

In connection with the Agreement, Beanstock has agreed to issue to the Company warrants to purchase 50,000 shares of Beanstock’s common stock at a purchase price of $0.01 per share.

Item 7.01 Regulation FD Disclosure.

On December 29, 2014, the Company issued a press release announcing its entry into an agreement with Beanstock. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company previously disclosed certain risks related to its business and operations, which we believe should be considered in evaluating our business, financial position, future results and prospects. We disclosed these risks in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 (our “Form 10-K”) and the Prospectus Supplement (Rule 424(b)(5)) filed on July 24, 2014 (together, with the Form 10-K, the “Additional Filings”). The information presented below updates and supplements those risk factors for the matters identified below and should be read in conjunction with the risks and other information contained in our Additional Filings. The risks described in the Additional Filings, as updated as described in this Current Report on Form 8-K, are not the only risks we face. Additional risks that we do not presently know or that we currently believe are immaterial could also materially and adversely affect any of our business, financial position, future results or prospects. Additional risk factors that we believe should be considered are set forth below.

We have entered into significant agreements with advertising partners, and their default or other inability to perform under these contracts could harm our business and results of operations.

We have entered into a Media Publisher Agreement with Beanstock Media, Inc. (“Beanstock”) whereby Beanstock has the exclusive right and obligation to fill substantially all of our remnant advertising inventory on www.meetme.com through December 31, 2015. We anticipate that revenue under this agreement for the year 2015 will constitute approximately 12% of our total revenue. We have also entered into an Advertising Agreement with Beanstock whereby Beanstock will have the right and obligation to fill certain advertising inventory on our MeetMe mobile apps for iOS and Android, as well as the meetme.com website when accessed using a mobile device and as optimized for mobile devices, starting on or about March 1, 2015. We anticipate that revenue under this agreement for the year 2015 will constitute approximately 50% of our total revenue. A failure by us to renew either agreement, or to do so on terms less favorable, or a failure by Beanstock to effectively perform its obligations under either agreement could have detrimental operating, financial and reputational consequences for our business. In particular, if Beanstock files for bankruptcy protection, becomes insolvent or otherwise fails to meet its payment obligations to us, we could be prevented from collecting on receivables under the respective agreement, which would have an adverse effect on our results of operations.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	MeetMe, Inc. press release, dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: December 29, 2014	By: /s/ Geoffrey Cook
Name: Geoffrey Cook Title: Chief Executive Officer